CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


We agree to the inclusion in this Form 8-K and Disclosure Statement Describing Anacomp, Inc.'s Chapter 11 Plan of Reorganization of our report, dated December 20, 2000, on our audit of the financial statements of Anacomp, Inc. as of September 30, 2000 and 1999 and for the three years in the period ending September 30, 2000. It should be noted that we have not audited any financial statements of the Company subsequent to September 30, 2000 or performed any audit procedures subsequent to the date of our report.





/s/ Arthur Andersen LLP


San Diego, California
September 18, 2001